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                                                                   Exhibit 10.28



                             AGREEMENT FOR SERVICES

I.     AGREEING PARTIES:

       This Agreement is entered into by and between ILEX Oncology Inc. (ILEX) a subsidiary of CTRC RESEARCH FOUNDATION (Foundation) and THE UNIVERSITY OF TEXAS HEALTH SCIENCE CENTER AT SAN ANTONIO (University).

II.    SERVICES TO BE PERFORMED:

       ILEX wishes to utilize the services of Jinee Rizzo, Ph.D. (academic appointment of Instructor, Department of Pharmacology) to conduct pharmacology studies in collaboration with the ILEX Oncology Inc.

III.   PAYMENT FOR SERVICES:

       An amount not to exceed $57,845 for salary and staff benefits will be paid by the Foundation on a monthly prorated basis upon receipt of billings from the Health Science Center based on actual expenditures.

IV.    TERMS OF AGREEMENT:

       This Agreement covers the period beginning February 15, 1995, and ending February 15, 1996.

V.     TERMINATIONS:

       This Agreement will terminate on February 15, 1996, unless renewed as mutually agreed by the parties.

VI.    SIGNATURES:


       THE UNIVERSITY OF TEXAS HEALTH             ILEX ONCOLOGY INC.
       SCIENCE CENTER AT SAN ANTONIO              (subsidiary of the
                                                  CTRC Research Foundation)


          /s/ R. B. Price                           /s/ Richard L. Love
       ----------------------------               ------------------------------
       R.B. Price, Executive Vice                 Richard L. Love
       President for Administration               President/CEO
       and Business Affairs

         2/13/95                                    3/1/95
       ----------------------------               ------------------------------
       Date                                       Date